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                                                                  Exhibit 23 (a)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We hereby consent to the incorporation by reference in the registration statements of HEARx Ltd. on Form S-8 (filed September 13, 1994), Form S-8 (filed July 19, 1996), Form S-3 (File No. 333-4303), Form S-3 (File No. 333-4639), Form
S-3 (File No. 333-11429) and Form S-3 (File No. 333-18753) of our report dated March 25, 1997, relating to the consolidated financial statements and financial statement schedule of the Registrant and its subsidiaries for the year ended December 27, 1996, included in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 27, 1996.


West Palm Beach, Florida                    BDO Seidman, LLP
March 27, 1997